CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





WNC Housing Tax Credit Fund VI, L.P., Series 7 and 8


I consent to the use in this Registration Statement of WNC Housing Tax Credit Fund VI, L.P., Series 7 and 8 on Form S-11, of my report dated March 6, 2000 on the financial statements of Second Fairhaven, LLC as of and for the period ended December 31, 1999 appearing in the Prospectus, which is a part of this Registration Statement and to the reference to me under the heading "Experts" in such Prospectus.




                                                            THOMAS S. CHAMBERS

Denton, Maryland
September 18, 2000